UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 14, 2017
NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-08359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		7719
(Address of principal executive offices)		(Zip Code)
(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01.    Entry into a Material Definitive Agreement.
The Board of Directors (the “Board”) of New Jersey Resources Corporation (the “Company”), pursuant to the recommendation of the Board’s Nominating/Corporate Governance Committee, increased the value of the annual equity retainer payable to non-employee directors to $105,000 (the number of shares to be based upon the closing price of a share of the Company’s common stock on the date of the grant).
The Board approved the changes during its meeting, on November 14, 2017; the changes will be effective January 1, 2018. A summary of the Company's non-employee director compensation is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)    Promotion of Chief Operating Officer
Stephen D. Westhoven, formerly Senior Vice President and Chief Operating Officer, NJR Energy Services (“NJRES”) and NJR Clean Energy Ventures Corporation (“NJRCEV”), was appointed Executive Vice President and Chief Operating Officer of the Company, effective November 14, 2017. Mr. Westhoven, age 49, joined the Company in 1990. He served as Senior Vice President and Chief Operating Officer, NJRES and NJRCEV, from October 2016 to October 2017, and served as Senior Vice President, NJRES, from May 2010 to September 2016.
(e)    Fiscal 2018 Annual Incentive Plans
At its November 14, 2017 meeting, the Leadership Development and Compensation Committee (the “LDCC”) of the Board approved several items relating to compensatory arrangements with its named executive officers (“NEOs”). The details of these approvals are outlined below.
On November 14, 2017, the LDCC approved the Company’s fiscal year 2018 Officer Annual Incentive Plan (the “2018 OIP”) for officers of the Company and its subsidiaries. For fiscal year 2018, each of the Company’s NEOs participate in the 2018 OIP. The objectives for the 2018 OIP are to maintain line of sight for each executive officer by providing them with an understanding of their individual objectives and how they could be achieved based on areas that they impact, continue the linkage to corporate results and provide flexibility to determine awards based on qualitative performance assessments.
The performance criteria for receiving an annual incentive award under the 2018 OIP are net financial earnings (“NFE”), individual leadership and the Company’s “Commitment to Stakeholders” goals. Under the 2018 OIP, a performance hurdle based on the Company’s NFE for fiscal year 2018 must be met in order to be eligible to receive an award. Each of the NEO’s annual incentive awards under the 2018 OIP is based 50 percent on the Company’s NFE, 30 percent on the NEO achieving an individual leadership component and 20 percent on the Company meeting the goals of an overall “Commitment to Stakeholders” component. Under the 2018 OIP, the target annual incentive award opportunity for the NEOs, other than the Chief Executive Officer, ranges from 40 to 70 percent of base salary and the target annual incentive award opportunity for the Chief Executive Officer is 110 percent of base salary. Actual fiscal year 2018 cash incentive award payments under the 2018 OIP, if earned, could range from 0 percent up to 150 percent of this targeted amount for each of the NEOs. Amounts payable under the 2018 OIP that exceeded 100 percent of the target amount could be paid in full, or in part, in the form of restricted stock units (“RSUs”) based on the Chief Executive Officer’s recommendation and subsequent approval by the LDCC or in the case of the Chief Executive Officer based on the LDCC’s determination.
In addition, under the 2018 OIP, based upon the recommendations of the Chief Executive Officer, the LDCC reserves the ability to modify, based upon its qualitative assessment, any annual incentive award payable. In addition, the Chief Executive Officer, subject to LDCC approval, may recommend special recognition awards to NEOs who have made significant contributions and have demonstrated a sustained level of outstanding performance. The LDCC may approve special recognition awards to the Chief Executive Officer.
Any award payable to an NEO under the 2018 OIP is subject to the Company’s “Compensation Recoupment Policy.”
Long-Term Incentive Program Awards
Pursuant to grants made on November 14, 2017, the Board awarded (i) performance share units with performance criteria based upon the Company’s total shareholder return (“FY 2018 TSR Performance Share Units”) and with performance criteria based upon the Company’s cumulative NFE per basic share (“FY 2018 NFE Performance Share Units”) to each of the Company’s NEOs; (ii) RSUs to each of the NEOs, other than Mr. Laurence M. Downes, Chief Executive Officer and President, and Mr. Stephen D. Westhoven, Executive Vice President and Chief Operating Officer; and (iii) performance-based RSUs with performance criteria based upon an NFE-based performance (“PBRSUs”) goal to Mr. Downes and Mr. Westhoven (such awards, together, the “Awards”), all pursuant to the Company’s 2017 Stock Award and Incentive Plan.

Performance Share Units

The FY 2018 TSR Performance Share Units vest, if at all, at the end of a 36-month performance period beginning on October 1, 2017, and ending on September 30, 2020, based on relative Company total shareholder return versus an established comparator group.
The FY 2018 NFE Performance Share Units vest, if at all, based upon the Company’s cumulative NFE per basic share over the 36-month period beginning on October 1, 2017, and ending on September 30, 2020.
On their vesting dates, the FY 2018 TSR Performance Share Units and FY 2018 NFE Performance Share Units are payable in shares of the Company’s common stock (“Common Stock”) in amounts ranging from zero to 150 percent of the number of granted performance share units. Additional shares of Common Stock may be awarded on the vesting dates with respect to the computed value of dividend equivalents accrued (measured against the Common Stock) during the performance measurement periods, subject to the Company’s achievement of prescribed performance goals. If the Company’s performance does not meet the minimum threshold level, no units will vest.
Restricted Stock Units (RSUs)
The RSUs awarded by the Company to the NEOs will accrue dividends and may vest in three equal installments on October 15, 2018, October 15, 2019 and October 15, 2020, subject to continued employment of the NEO, in each case except under certain conditions. The RSUs are payable in shares of the Company’s Common Stock.
Performance-Based Restricted Stock Units
The PBRSUs awarded to Mr. Downes and Mr. Westhoven will accrue dividends and may vest in up to three equal installments on September 30, 2018, September 30, 2019, and September 30, 2020 if the NFE-based performance goal for the fiscal year ending September 30, 2018 is achieved, and subject to their respective continued employment, except under certain conditions. The PBRSUs are payable in shares of the Company’s Common Stock.

Award Agreements

The foregoing descriptions of the forms of the 2017 Stock Award and Incentive Plan Performance Share Unit Agreement (TSR), the 2017 Stock Award and Incentive Plan Performance Share Unit Agreement (NFE), the 2017 Stock Award and Incentive Plan Restricted Stock Unit Agreement and 2017 Stock Award and Incentive Plan Performance-Based Restricted Stock Unit Agreement (together, the “Award Agreements”), are qualified in their entirety by the terms and provisions of the Award Agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending on December 31, 2017.
Item 8.01. Other Events.
Decrease in Board Size
The Board approved a decrease in the size of the Board from 11 to 10 members, effective concurrent with the previously announced departure of Lawrence R. Codey from the Board on January 24, 2018.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Summary of New Jersey Resources Corporation Non-Employee Director Compensation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 17, 2017
NEW JERSEY RESOURCES CORPORATION
By:    /s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Summary of New Jersey Resources Corporation Non-Employee Director Compensation